UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        BANGLA PROPERTY MANAGEMENT, INC.
                 (Name of small business issuer in its charter)

           Colorado                        6531                  84-1595829
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)        Code Number)           Identification No.)

                             1473 Richardson Avenue
                        Los Altos, California, USA, 94024
                                 (408) 640-8918
          (Address and telephone number of principal executive offices)

                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                      Newport Beach, California, 92660-9010
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of each class     Amount to be    Proposed maximum      Proposed maximum      Amount of
of securities to be     registered      offering price per    aggregate offering    registration fee
registered                              share (1)             price

Common Stock, no par    7,325,000       $ 0.05                $366,250              $ 33.70
value

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.


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                                   PROSPECTUS

                        BANGLA PROPERTY MANAGEMENT, INC.,
                             A COLORADO CORPORATION

               7,325,000 Shares of Common Stock of Bangla Property
                                Management, Inc.

The information in this prospectus is not complete and may be changed. These shares cannot be offered or sold, until the registration statement filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. Common shares will be offered and sold as soon as the registration statement is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED February 12, 2003

This prospectus relates to 7,325,000 common shares of Bangla Property Management, Inc., a Colorado corporation, which may be resold from time to time by certain of our selling stockholders. Our common stock is not currently listed on any national exchange or electronic quotation system. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

(begin boldface)
An Investment in the securities offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

        Investing in the Common Shares Involves Risks, See "Risk Factors"
                              Beginning on page 2.
(end boldface)

Neither the Securities and Exchange Commission nor any state Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Our selling stockholders may not offer or sell their shares of our common stock until the registrations statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling stockholders will offer shares at the designated price until their shares are quoted on the Over-The-Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The offering price of the shares offered herein will be $0.05 per share.

                      Estimated         Underwriting discounts     Proceeds to
                  Maximum Offering          and commissions           Issuer
                    Price to Public
                ---------------------   ----------------------    -------------
Per Share             $0.05                      $0.00                 $0.00
Total Maximum         $366,250                   $0.00                 $0.00

                The date of this prospectus is February 12, 2003






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                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
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                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................1

THE COMPANY...................................................................1

THE OFFERING..................................................................1

SELECTED FINANCIAL INFORMATION................................................1

RISK FACTORS..................................................................2

   RISKS RELATED TO THE BUSINESS..............................................2
   RISKS RELATED TO THE INDUSTRY..............................................4
   RISKS RELATED TO THE SECURITIES MARKETS....................................4

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS............................5

USE OF PROCEEDS...............................................................6

DETERMINATION OF OFFERING PRICE...............................................6

DILUTION......................................................................6

DIVIDEND POLICY...............................................................6

SELLING STOCKHOLDERS..........................................................6

PLAN OF DISTRIBUTION..........................................................8

LEGAL PROCEEDINGS.............................................................9

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................9

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT.....................10

DESCRIPTION OF SECURITIES....................................................10

EXPERTS......................................................................11

LIMITATION OF LIABILITY AND INDEMNIFICATION..................................11

DESCRIPTION OF BUSINESS......................................................12

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS........................................................15

FINANCIAL STATEMENTS.........................................................20

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...........................21

PART II......................................................................32

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS..........................32

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION........................32

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES............................32

ITEM 27.  EXHIBITS...........................................................34
   A.   EXHIBITS.............................................................34
   B.   FINANCIAL STATEMENT SCHEDULES........................................34

ITEM 28.   UNDERTAKINGS......................................................34

POWER OF ATTORNEY............................................................35

SIGNATURES...................................................................35



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                                Table of Contents                              i

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
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PROSPECTUS SUMMARY

The following information is qualified in its entirety by the more detailed information and financial projections appearing in this prospectus or incorporated by reference herein. You should review carefully the entire
                                      ------------------------------------------
contents of this prospectus and the financial projections delivered herewith and
--------------------------------------------------------------------------------
consult legal and other professional  advisors having relative  expertise.  Care
--------------------------------------------------------------------------
should be taken to read each term in the context of the particular provisions of this prospectus in which such term appears.

(begin boldface)
Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements. Persons participating in the Offering should carefully consider the factors set forth herein under the caption "Risk Factors".
(end boldface)


THE COMPANY

Bangla Property Management, Inc. was incorporated on June 15, 2001 under the laws of the State of Colorado. We are engaged in the business of managing real estate and, as of the date hereof, manage 15 residential properties located in Saskatchewan, Canada. The company's executive offices are located at 1473 Richardson Avenue, Los Altos, California, 94124 and its telephone and facsimile numbers are (650) 704-1869 and (604) 602-4032 respectively. We currently employ two part time persons. These individuals are involved in managing our daily activities.


THE OFFERING

This prospectus relates to 7,325,000 shares of our common stock to be sold by selling stockholders identified in this prospectus. (the "Shares")


SELECTED FINANCIAL INFORMATION

The following table presents summary historical consolidated financial information for the first fiscal year ended March 31, 2002, the six month period ended September 30, 2002 and certain balance sheet information. The financial information disclosed is for the period of June 15, 2001 to September 30, 2002. The Selected Financial Information should be read in conjunction with the Consolidated Financial Statements and the Notes thereto appearing in this prospectus.

                       Summary of Statement of Operations
                       ----------------------------------

                                                          June 15, 2001         June 15, 2001
                                   Six Months Ending       (inception)           (inception)
                                   September 30, 2002          to                    to
                                                          March 31, 2002     September 30, 2002

Net Sales                              $3,900                 $2,700               $6,600
Net (Loss)                             (3,599)                  (256)              (3,856)

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REGISTRATION STATEMENT                                                  PAGE 1

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


Net (Loss) per share - Basic             *                      *                    *
Number of Shares Outstanding        6,000,000              6,000,000            6,000,000

* Less than $0.01 per share

                      Summary of Consolidated Balance Sheet
                      -------------------------------------

                                   September 30, 2002     March 31, 2002

Current Assets (Cash)                  $2,434                 $2,230
Total Assets                            2,821                  2,660

Current Liabilities                    $3,760                      -
Total Liabilities                       3,760                      -

(Accumulated Deficit)                 $(3,855)                $ (256)
Stockholder's Equity (Deficit)        $  (939)                $2,660


RISK FACTORS

Any investment in the common stock involves a high degree of risk. Prospective investors should carefully consider the following information about these risks, together with the other information contained in this prospectus, before they decide whether to buy any Shares. If any of the following risks occur, the business, and the results of operations and financial condition would likely suffer. In any such case, the market price of the common stock could decline, and investors might lose all or part of the money they paid to buy the common stock.

The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those not presently known to us or that we presently deem immaterial, may also result in decreased revenue, increased expenses or other events that could result in a decline in the price of the common stock.

RISKS RELATED TO THE BUSINESS.

Because  we are a start  up  company  with a  limited  operating  history  in an
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uncertain market, we cannot guarantee our profitability. We were recently formed
--------------------------------------------------------
and have little operating history. Since incorporation, we have developed the plan for our property management services business and have entered into only 15 Property Management Agreements and have expended resources on incorporation expenses, equipment, research and administration. As a result, losses were incurred since incorporation and management expects to experience operating losses and negative cash flow for the near future. We anticipate losses will continue to increase from current levels because we expect to incur additional costs and expenses related to marketing our services and attracting new clients.

While these risks can affect any business, they are particularly relevant to property management service providers trying to establish a reputation and large customer base. We may not be successful in addressing these risks, which may have a substantial adverse affect upon our business.

There can be no assurance at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. We believe that our success will depend in large part on our ability to (i) service the existing clients, (ii) attract new customers and provide them with outstanding service, and (iii) instill consumer confidence. Accordingly, we intend to invest in marketing and promotion of our services. As a result, we expect to incur operating losses in the initial stages of its business and for the near future.

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REGISTRATION STATEMENT                                                  PAGE 2

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------

Because we are a startup  Company,  we may never be Profitable.  Our business is
---------------------------------------------------------------
speculative and dependent upon the acceptance of our services to the property owning public. We will not have any assets other than some minor office equipment and some tools of the trade, as we are providing services only. There can be no assurance that our business will be successful or result in profit. There is no assurance that we will earn significant revenues or that investors will not lose their entire investment.

We may be unable to meet future capital requirements.  Since inception,  we have
-----------------------------------------------------
experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect to require working capital to fund our operations. We cannot be certain that additional financing will be available on favorable terms when required, or at all. If we are unable to raise sufficient capital, or are unable to repay the debt, then we may cease operations, become insolvent, declare bankruptcy or be otherwise wound up, all of which may result in the loss of all or substantially all of the investment capital of the shareholders. If we raise additional funds through the issuance of equity, equity-related or debt securities, the securities may have rights, preferences or privileges senior to those of the rights of the Common Stock and those stockholders may experience additional dilution.

We may fail to  adequately  manage  growth.  The  growth  and  expansion  of our
-------------------------------------------
business has placed, and is expected to continue to place, a strain on our management and operational resources and to increase demands on our internal systems, procedures and controls. Our future operating results will depend on our ability to develop and manage further growth, hire and retain significant numbers of qualified employees, accurately forecast revenue and control expenses. A decline in the growth rate of revenue without a corresponding and timely slowdown in expense growth or our inability to manage future growth efficiently may deplete our resources and our shareholders may lose all or substantially all of their invested capital.

If we fail to respond adequately to change, our clients may use our competitor's
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products and  services.  If we face  material  delays in  obtaining  new clients
-----------------------
and/or experience difficulty retaining our existing clients, customers may forego our services and use one or more of our competitors. To remain competitive, we must continue to enhance and improve the services offered. If competitors introduce new services, or if new industry standards and practices emerge, the existing business may become obsolete. Failure to keep up with such changes may cause us to fall behind our competitors and you may lose some or all of your investment in the Shares.

Because we depend on a small group of  qualified  people,  if we cannot hire and
--------------------------------------------------------------------------------
retain  qualified  personnel,  we might be forced to discontinue our operations.
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Our success is substantially dependent on the performance of our executive officers and key employees, with whom, we have no employment contracts. Given our early stage of development we are dependent on our ability to retain and motivate high quality personnel. Although we believe we will be able to attract, retain and motivate qualified personnel for such purposes, an inability to do so may force us to discontinue our operations or may hinder our ability to market, sell, and enhance products, thereby causing our shareholder to lose some or all of their investment.

Because our Officers, directors and principal shareholders control a majority of
--------------------------------------------------------------------------------
our common stock,  the ability of minority  shareholders to impact  decisions of
--------------------------------------------------------------------------------
the  Company  is  eliminated.   Our  officers  and   directors,   in  aggregate,
-----------------------------
beneficially own a majority of our outstanding common shares. As a result, they have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers and directors control us, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interests of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we require  equipment  to  operate,  we may be required to incur debt to
--------------------------------------------------------------------------------
acquire such equipment.  Depending on how many properties we manage at any given
-----------------------
time may require us to acquire additional maintenance equipment such as lawn mowers, snowblowers, tree and hedge trimmers and/or vehicles. There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay such indebtedness or that we will not default on such debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct the business.

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REGISTRATION STATEMENT                                                  PAGE 3

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------

Because our current or proposed insurance  coverage may not be adequate,  we may
--------------------------------------------------------------------------------
incur Uninsured  Losses.  There is no assurance that we will not incur uninsured
------------------------
liabilities and losses as a result of the conduct of our business. We intend to maintain comprehensive liability and property insurance at customary levels. We intend to evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur, our shareholders could lose their invested capital.

RISKS RELATED TO THE INDUSTRY

Because most  property  management  contracts  are  discretionary  in nature,  a
--------------------------------------------------------------------------------
downturn in General  Economic  Conditions  may cause our  revenues to  decrease.
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Property Management Services are discretionary for property owners and may be particularly affected by adverse trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary customer spending, including economic conditions that affect customer income such as: employment; wages and salaries; business conditions; interest rates; availability of credit; and taxation for the economy as a whole and in regional and local markets where we operate. There can be no assurance that our customers' spending will not be adversely affected by general economic conditions and negatively impact our results of operations or financial conditions.

Competition may hinder our success. We intend to operate in a highly competitive
-----------------------------------
property management services industry. Numerous other companies, including publicly and privately held businesses, compete against us on both national and regional levels. Certain of our competitors are much larger than us and have greater financial resources. Factors beyond our control are expected to affect our competitive environment, such factors including customer preferences, economic conditions, population/demographics and traffic patterns.

Because we are subject to several Regulations,  if we fail to operate within the
--------------------------------------------------------------------------------
boundaries  of the same,  we may be forced to pay fines or adjust  the manner in
--------------------------------------------------------------------------------
which we  operate  to remain in  compliance.  Our  operations  are  affected  by
--------------------------------------------
numerous federal, state laws and/or Provincial laws. Our practices are also subject to review in the ordinary course of business by the Better Business Bureau. We intend to operate in material compliance with all applicable provincial, state and federal regulations. However, there can be no assurance that a failure to comply with applicable regulations will not have a material adverse effect on us. There is substantial regulation in respect of dealing with tenants, especially in residential properties and we intend to operate in compliance with all such applicable laws but cannot ensure complete compliance at all times. Failure to comply may result in a decrease in business, loss of customers and/or fines, any of which may adversely affect our business.

RISKS RELATED TO THE SECURITIES MARKETS

The market price of our Common Stock is likely to be highly volatile and subject
--------------------------------------------------------------------------------
to wide  fluctuations.  The  market  price for our Shares is likely to be highly
----------------------
volatile and subject to wide fluctuations in response to factors including the following, some of which are beyond our control, actual or anticipated variations in the quarterly operating results; announcements of new services by us or our competitors; changes in financial estimates by securities analysts; changes in the economic performance or market valuations of other property management companies; announcements by us or competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments; additions or departures of key personnel; release of lock-up or other transfer restrictions on the outstanding Shares or sales of additional Shares; and potential litigation.

In addition, the stock market has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may adversely affect the market price of the Shares.

Our Common  Stock Will Be Subject to "Penny  Stock"  Rules  which may hinder the
--------------------------------------------------------------------------------
liquidity or our common stock.  Our securities will be subject to the low priced
------------------------------
security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker

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REGISTRATION STATEMENT                                                  PAGE 4

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------

or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The administration requirements imposed by these rules may reduce the liquidity of our common shares.

Because many or all of our stockholders may sell, the market price of our common
--------------------------------------------------------------------------------
stock may decline. The market price of our stock could decline  significantly if
------------------
our existing stockholders sell shares of our common stock in the market after the Registration Statement is effective. Upon the effectiveness of the
Registration Statement of which this prospectus is a part, our selling stockholders, including our officers, directors and principal shareholders, may sell all or part of the 7,325,000 shares being registered in this Registration Statement. Such sales also may make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate.

Because  there is No Active  Trading  Market  for our Common  Shares,  it may be
--------------------------------------------------------------------------------
difficult  to sell our common  stock and sellers of our common stock may receive
--------------------------------------------------------------------------------
fewer  proceeds than expected  therefrom.  There is currently no active  trading
-----------------------------------------
market for our common shares, and as such a market may not develop or be sustained. Therefore, it may be difficult to sell the shares or if sold, it may adversely affect the market price for such shares.

We may become the subject of a  securities  class action  lawsuit.  In the past,
------------------------------------------------------------------
following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we are sued in a securities class action, it may result in substantial costs and a diversion of our attention and resources and would cause the market price of the Shares to fall.

Shareholders may experience dilution of ownership. We are authorized to issue up
--------------------------------------------------
to 100,000,000 Common Shares. We have the authority to issue more of the Shares, and to determine the rights, preferences and privileges of such Shares, without the consent of any of the shareholders. Consequently, the shareholders may experience more dilution in their ownership in the future. Purchasers of Shares will experience immediate and substantial dilution in the net tangible book value per share of their investment in the Shares. See "Pro-Forma Capitalization", and "Dividend Policy".


CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled "Risk Factors", "Use of Proceeds" and "Management Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward looking statements". These statements can be identified by forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", "should", "goal", "plan", "intend", or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements. Actual results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

     (a)  general economic conditions;
     (b)  performance of financial markets;
     (c)  changes in laws and regulations;
     (d)  changes in political environment; and
     (e)  competition.


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REGISTRATION STATEMENT                                                  PAGE 5

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
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USE OF PROCEEDS

The shares of common stock offered hereby are being registered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.


DETERMINATION OF OFFERING PRICE

The offering price of the 7,325,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.
Additionally, because we have no significant operating history and have not generated significant revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business.


DILUTION

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.


DIVIDEND POLICY

Purchasers of the Shares will participate in dividends based upon the number of shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide that our Board of Directors may, from time to time, declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by law. See "Risk Factors."

We have never declared or paid any cash dividends on our common stock. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.


SELLING STOCKHOLDERS

The following list of selling stockholders includes: (i) the number of shares of common stock currently beneficially owned by each selling stockholder; (ii) the number of shares being offered for resale by each stockholder; and (iii) the number and percentage of shares of common stock to be held by each selling stockholder after completion of this offering. The registration of the shares does not necessarily mean that the selling stockholders will sell all or any of their shares.

The selling stockholders' table consists of shareholders that received shares as a result of their employment with us and shareholders that purchased our common stock pursuant to a private offering, which satisfies the requirements of Rule 506 of Regulation D or Regulation S.

On or about July 1, 2001, pursuant to Regulation S, we issued 6,000,000 common shares to White Sands, Inc., a Nevis corporation of which our president and Chief Executive Officer, is the beneficial owner. These 6,000,000 shares were

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REGISTRATION STATEMENT                                                  PAGE 6

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
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issued in exchange for services rendered to us by Mr. Erickson. The stock was issued at the price of $0.0001 per share for a total of $600.00, which is the value attributed to the services rendered by him up to June 30, 2001. On or about August 1, 2001, Mr. Edward Granados and Mr. Mark Christian were appointed to the position of Director. Between January 1, 2003 and January 29, 2003, pursuant to Rule 506 of Regulation "D", we accepted subscription agreements from certain investors to purchase 1,325,000 of our common shares, at a purchase price of $0.01 per common share for total gross proceeds to us of $13,250. On January 21, 2003, Mr. Erickson, through White Sands, Inc., entered into share purchase agreements with each of Mr. Granados and Mr. Christian whereby he transferred 1,500,000 shares of his common stock in the Company to each of them at $0.0001 per common share.

As of February 12, 2003, there were 7,325,000 shares of our common stock outstanding.

                                                 Shares of Common       Shares of Common
                         Amount of Beneficial    Stock Being            Stock Beneficially
Name of Beneficial       Ownership Prior         Sold Pursuant to       Owned After This
Owner                    to This Offering(1)     This Prospectus(2)     Offering.
---------------------    --------------------    -------------------    -------------------
                         NUMBER       PERCENT         NUMBER            NUMBER      PERCENT
White Sands, Inc.(3)     3,000,000    41%            3,000,000            0            0%
Edward Granados          1,500,000    20.5%          1,500,000            0            0%
Mark Christian           1,500,000    20.5%          1,500,000            0            0%
Terry Larson                50,000    *                 50,000            0            0%
Scott Parker               100,000    1.4%             100,000            0            0%
Chris Walsh                 10,000    *                 10,000            0            0%
Rick Rooney                 10,000    *                 10,000            0            0%
Greg Evans                  50,000    *                 50,000            0            0%
Nelson Ordonez             100,000    1.4%             100,000            0            0%
Jacquie Frederick           50,000    *                 50,000            0            0%
Pamela Giacosa              50,000    *                 50,000            0            0%
Robert Ordonez             100,000    1.4%             100,000            0            0%
Al Rivas                    10,000    *                 10,000            0            0%
Sandy Davis                 25,000    *                 25,000            0            0%
Jason Lloyd                 10,000    *                 10,000            0            0%
Daniel Ordonez              10,000    *                 10,000            0            0%
Gregory Champ              100,000    1.4%             100,000            0            0%
Joseph Ordonez              50,000    *                 50,000            0            0%
Daniel Wiegand              50,000    *                 50,000            0            0%
Scott Mutter                50,000    *                 50,000            0            0%
Courtney Morris             10,000    *                 10,000            0            0%
Thomas Passehl              25,000    *                 25,000            0            0%
Michael Mara                10,000    *                 10,000            0            0%
Josh Sutton                 50,000    *                 50,000            0            0%
John Lippold               100,000    1.4%             100,000            0            0%
Robert Thompson             10,000    *                 10,000            0            0%
Nikki Egan                  10,000    *                 10,000            0            0%
Jeremy Carrol               50,000    *                 50,000            0            0%
Johnny Carlin               25,000    *                 25,000            0            0%
Mark Lindberg               25,000    *                 25,000            0            0%
Michael Wheeler             25,000    *                 25,000            0            0%
Mark Sandoval               50,000    *                 50,000            0            0%
Kenneth Ross               100,000    1.4%             100,000            0            0%
Susan Madonick              10,000    *                 10,000            0            0%

TOTAL                    7,325,000    100%           7,325,000

* - Less than 1%
---------------------------------------------

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REGISTRATION STATEMENT                                                  PAGE 7

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities.
(2) Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.
(3)  White Sands, Inc. is 100% owned by Shawn Erickson.


PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. We intend to apply to the National Association of Securities Dealers, Inc. (the "NASD") to have our shares listed on the over-the-counter bulletin board quotation service within one month of our registration statement becoming effective. To date, no actions have been taken to apply to the NASD to have our shares listed on the over-the-counter bulletin board quotation service. Our common stock is not currently listed on any national exchange or electronic quotation system. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions in which the broker-dealer solicits purchasers;
     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     - an exchange distribution in accordance with the rules of the applicable exchange;
     -    privately negotiated transactions;
     - broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a per share price of $0.05;
     - until a market develops, if any sales are completed at a price different than our offering price indicated above, we will report each such sale on:
               o    a prospectus supplement, if within 20%; or
               o    a post-effective amendment, if more than 20%

     Once the market develops, we will file a post effective amendment to revise the cover page and plan of distribution to reflect current market prices.

     -    a combination of any such methods of sale; and
     -    any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary to the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We are required to pay all fees and expenses incident to the registration of the shares.

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REGISTRATION STATEMENT                                                  PAGE 8

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


LEGAL PROCEEDINGS

We are not aware of any material legal proceedings against us. We may however be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information regarding the executive officers and directors of Bangla Property Management, Inc. as of February 12, 2003.

Name               Age       Title                            Term of
----              -----     -------                          ---------

Shawn Erickson     44        President, Chief                  1 Year
                             Executive Officer,
                             Chair of the Board,
                             Secretary, Treasurer,
                             Principal Financial Officer,
                             Principal Accounting Officer

Edward Granados   53         Director                          1 Year

Mark Christian    52         Director                          1 Year


Shawn Erickson
--------------
Mr. Erickson has a wealth of business experience, with over 10 years of residential property ownership and management experience. Since 1976, Mr. Erickson has been employed by Otis Elevator. He is an elevator mechanic and holds a Journeyman Certificate in elevator mechanics. Commencing in 1999, Mr. Erickson has owned numerous residential revenue properties and successfully provided property management services for each of these properties as well as for several properties that he did not personally own.

Mr. Erickson was appointed to the position of Director on June 15, 2001 to serve until his successor has been elected and qualifies.

Edward Granados
---------------
Mr. Granados has a long history in the elevator trade. Most recently, since 1994, he has been employed by Otis Elevator as a service representative. From 1984 to 1994, Mr. Granados was employed by Stanford University as Superintendent, Facilities Management. Mr. Granados completed two years Electronics Technology, a one-year welding certificate and a 4 year course in elevator contractors education.

Mr. Granados was appointed to the position of Director on August 1, 2001 to serve until his successor has been elected and qualifies.

Mark Christian
--------------
For the last 15 years, Mr. Christian has owned, maintained and managed residential real estate. Mr. Christian started in the elevator business in 1970 working for Westinghouse Elevator and Armor Elevator. For the past 19 years, Mr. Christian has been employed full time with Otis Elevator in California. Mr. Christian took general studies at Rio Hondo College in Whittier, California and took numerous electronics courses at the College of San Mateo in San Mateo, California.


--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 9

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------

Mr. Christian was appointed to the position of Director on August 1, 2001 to serve until his Successor has been elected and qualifies.


SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT

The following table sets forth, as of February 12, 2003, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

                            AMOUNT AND NATURE           PERCENT OF
                            OF BENEFICIAL SHARES        OUTSTANDING
         NAME               OWNED                       OWNERSHIP
-----------------------     -----------------------     ---------------

Shawn Erickson(1)           3,000,000 common shares          42%
Edward Granados             1,500,000                        21%
Mark Christian              1,500,000                        21%
                  Total     6,000,000                        84%
-------------------
     (1) Shawn Erickson, of Los Altos, California, our officer and director owns these 3,000,000 common shares through White Sands, Inc., a Nevis corporation, of which he is the beneficial owner.


DESCRIPTION OF SECURITIES

The following description of our authorized capital stock is subject to the detailed provisions of our Articles of Incorporation, copies of which are available upon request by contacting us at (408) 640-8918.

General
-------

The total amount of common shares authorized for issuance by our Articles of Incorporation is 100,000,000. As of February 3, 2003, there were 7,325,000 shares of common stock issued and outstanding and 34 stockholders of record. There has been no issuance of any warrants or options to date. There has been no issuance of any preferred stock, dividend, voting, conversion rights, liquidation rights and other rights of the preferred stock, if any, will be established by our Board of Directors upon issuance. Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, except that in the election of Directors, each holder of common stock shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Currently, there are three members on our Board of Directors. There are no preemptive rights associated with the securities and no cumulative voting is authorized by our Articles of Incorporation or our By-Laws.

Dividend Rights
---------------

Purchasers of the Shares offered hereby will participate in dividends based upon the number of Shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide, that the Board of Directors may, from time to time declare, and we may pay dividends on our outstanding shares in the manner and upon the terms and conditions provided by law. See "Risk Factors."

We have never declared or paid any cash dividends on our voting common shares. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial


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REGISTRATION STATEMENT                                                  PAGE 10

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

Liquidation Rights
------------------

If we shall be wound up (whether the liquidation be voluntary, under the supervision of or by the Court, the liquidator may, with the required authority, divide among the shareholders in specie or kind the whole or any part of our assets, and whether or not the assets shall consist of property of one kind or properties of different kinds, and may for such purpose set such value as he deems fair upon one or more or classes of property, and may determine how such different classes of shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of shareholders as the liquidator with the like authority shall think fit, and our liquidation may be closed and dissolved.


EXPERTS

Miller & McCollom, Certified Public Accountants, have audited our financial statements included in this Prospectus. These financial statements are incorporated by reference in reliance on Miller & McCollom's report, due to their authority as experts in accounting and auditing.

Miller & McCollom (auditors) was not employed on a contingent basis in connection with the registration or offering of our common stock.


LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Articles of Incorporation state as follows:

"8. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by laws.

     (a) INDEMNIFICATION. The corporation shall indemnify, to the maximum extent permitted by Colorado law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by Colorado law to purchase and maintain insurance providing such indemnification.

     (b) LIMITATION ON DIRECTOR'S LIABILITY. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for any breach, act, omission or transaction as to which the Colorado Business Corporation Act (as in effect from time to time) prohibits expressly the elimination or limitation of liability. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person."

Our Bylaws state that we shall, to the maximum extent permitted by Colorado law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Colorado Corporation law.



--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 11

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


DESCRIPTION OF BUSINESS

History and Background
----------------------

Bangla Property Management, Inc. was incorporated on June 15, 2001 under the laws of the State of Colorado.

The original Board of Directors consisted of Shawn Erickson. The authorized capital consists of 100,000,000 voting common shares of no par value stock. On July 1, 2001, by way of Consent of Directors, we retained Mr. Erickson and authorized the issuance of 6,000,000 common shares to White Sands, Inc., a Nevis Corporation, of which Shawn Erickson is the beneficial owner. Said issuance was at the price of $0.0001 per common share. These Shares were issued to Mr. Erickson as compensation for services rendered to date in respect of the incorporation of the Company, his sales efforts to date and for conceiving of this project. Said compensation has been valued at $600 and therefore, the Board considers his Shares fully paid. Said issuance was done pursuant to Regulation
S. The Board also authorized management to enter into a Rental Agreement with Mr. Erickson in respect of a portion of Mr. Erickson's residence, which is to be utilized as offices for the Company. In addition, the Directors appointed Shawn Erickson to the offices of President, CEO, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer.

On August 1, 2001, Mr. Edward D. Granados and Mr. Mark Christian were appointed to fill two of the vacancies on the Board of Directors. In addition, the Board authorized us to proceed with the issuance of up to 5,000,000 voting shares of the no par value common stock at a price of $0.01 per common share for gross proceeds of $50,000, assuming all the Shares are sold. The Shares are being offered pursuant to Rule 506 of Regulation D of Section 4(2) of the Securities Act of 1933, as amended. Corporate Stock Transfer was appointed was appointed as the Company's Transfer Agent and the Bank of America was appointed as the Company's bank.

On September 1, 2001, Mr. Erickson began actively pursuing owners of properties with whom to enter into Property Management Agreements.

The Company issued 6,000,000 shares of its common stock during July 2001 to its sole director for management services provided to us up to June 30, 2001. Additional paid-in capital totaling $2,316 has been contributed, consisting of $500 in cash, the payment of incorporation costs of $766, and rent expense incurred of $1,050.

On November 1, 2001, we entered into Property Management Agreements with ten property owners for the purpose of managing the subject properties. The Agreements contemplate the provision of various services by the Company for management fees of $50.00 per month per agreement. Revenues for the Company commenced on November 1, 2001.

On January 1, 2002, the Board authorized management to employ Mr. Rory Erickson as our General Manager, for which services, he will receive $150.00 per month. In addition, the Company entered into a Rental Agreement with Rory Erickson for a portion of his residence in order to store the equipment necessary to facilitate the provision of services under the various Property Management Agreements.

Three further Property Management Agreements were entered into in February 2002 bringing the total properties under management to thirteen.

Between January 1, 2003 and January 29, 2003, pursuant to Rule 506 of Regulation "D", we accepted subscription agreements from certain investors to purchase 1,325,000 of our common shares, at a purchase price of $0.01 per common share for total gross proceeds to us of $13,250. On January 21, 2003, Mr. Erickson entered into share purchase agreements with Mr. Granados and Mr. Christian whereby he transferred 1,500,000 shares of his common stock in the Company to each of them at $0.0001 per common share.



--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 12

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


On February 11, 2003, we entered into two further Property Management Agreements bringing the total number of properties under management to fifteen.

Business and Marketing Strategies
---------------------------------

We intend to enter into a market place with many proven successes. In so doing, we have done market research into this sector to determine the reasons behind the successes and failures of competitors. The result of this research is that the market for property management services providers is vast and there is room for many successful players.

Our success depends in large part upon our ability to identify and adequately penetrate the markets for our services. Virtually all of our competitors have much larger budgets for marketing, advertising and promotion, as compared to us, which lacks the financial, personnel and other resources required to compete with our larger, better-financed competitors. We anticipate that our limited finances and other resources may be a determinative factor in the decision of any prospective employee as to whether to become associated with us. Until such time, if ever, as we are successful in attracting and employing capable marketing and customer support personnel in areas that we would like to penetrate, we intend to rely upon the judgments and conclusions of Mr. Shawn Erickson, our President and CEO, based solely on his experience in the real estate business, relative to our needs for marketing expertise.

Mr. Erickson believes that his previous experience as a residential revenue property owner and manager over the past ten years will be advantageous to our business because of the numerous business contacts established by him. We anticipate, but cannot assure, that Mr. Erickson's contacts will yield opportunities in the future for us to perform property management services; partnering; joint venture or similar such arrangements whereby we join with others having greater financial and other resources than we have currently in the management of residential and/or commercial real estate; and/or sources of financing for us. We will evaluate each of these prospective projects or proposals, which may become available for participation by us, on a case-by-case basis. We anticipate, without assurance, that, even with the very limited level of funding that may be available to us, we will be able to continue to obtain property management contracts from Mr. Erickson's contacts.

Since its inception, we have entered into fifteen residential property agreements, all of which properties are located in Saskatchewan, Canada. Two of these properties are owned by Mr. Erickson, the President, CEO and controlling shareholder of Bangla. Despite the fact that the Property Management Agreements negotiated with Mr. Erickson were not negotiated on an arm's length basis, we charge the identical management fee (i.e., $50.00 per month) for the management services performed for these properties as we charge for the management of properties owned by persons unaffiliated with us. Additionally, the form of Property Management Agreement is virtually identical in the cases of all of the residential properties managed by us, whether owned by affiliated or unaffiliated persons.

Products and Services Offered
-----------------------------

We offer a wide range of property management and customer support services to residential property owners on a competitive basis. We currently offer the following general areas of service to its existing and potential customers: (i) new tenant placement services; (ii) month-to-month tenant management services for existing tenants; (iii) re-lease arrangements for existing tenants; (iv) tenant fee collection and eviction services and; (v) exterior maintenance. New tenant placement services that we offer include the following: (a) evaluating the property and rent potential; (b) advertising the property; (c) showing the property to potential tenants; (d) obtaining and processing applications; (e) running credit reports; (f) verifying employment and past rental references; (g) initiating tenant leases; (h) collecting security deposits and prepaid rent; and
(i) moving tenants into the property. The month-to-month management services that we provide for residential clients include the following: (i) collecting rent; (ii) pursuing late or delinquent rent; (iii) pursuing evictions; (iv) providing notice to tenants of changes; (v) arranging for services from vendors and contractors; (vi) responding to tenant's calls and problems; and (vii) disbursing owner's funds periodically. The re-lease services that we provide to clients are as follows: (a) evaluating the property and the market for the rate of rent to be charged; (b) advising the owner regarding re-lease arrangements;
(c) evaluating the existing tenant for care of the property; (d) evaluating the existing tenant for payment history; (e) initiating the new lease; and (f) demanding compliance or possession of the rented property. Services related to the collection of rents and/or the evictions of tenants is as follows: (i) providing notices of eviction to tenants; (ii) providing demands for payment or possession; (iii) working with a local attorney or local regulatory body to obtain a successful eviction; (iv) placing the account with a collection agency; and (v) demanding compliance or possession. Exterior maintenance services

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REGISTRATION STATEMENT                                                  PAGE 13

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------

include: (a) minor exterior repairs; (b) tree and hedge trimming; and (c) lawn care.

While we have plans to manage commercial, as well as residential, property in the future, we currently have no commercial property under management, as of the date hereof. We have plans to expand the market for our services to areas other than Saskatchewan, Canada. While we view the ultimate market for our real estate management services as inclusive of all of the United States and Canada, marketing efforts are necessarily limited to Saskatchewan, Canada presently because of our limited cash and resources and because of Mr. Erickson's connections in Saskatchewan. The implementation of our plans for expansion is dependant upon our ability to raise significant additional capital from operating revenues, which is not expected for the foreseeable future at the current levels from the fifteen properties under management, or equity and/or debt financing. Although we intend to explore all available alternatives for debt and/or equity financing, including, but not limited to private and public securities offerings, there can be no assurance that we will be able to generate additional capital for expansion and/or other purposes. In the event that only limited additional financing is received, we expect our opportunities in the residential and commercial real estate management business to be limited. Further, even if we succeed in obtaining the level of funding necessary to increase revenue through the expenditure of additional funds for marketing, advertising and/or promotion in order to obtain a significantly greater number of residential and/or commercial property management contracts, this will not ensure the realization by us of profits from operations.

Competition
-----------

The business of the management of residential and commercial real estate is intensely competitive. We are in competition with property management companies of all sizes located both inside and outside of the United States. Although we expect to compete on the basis of our reputation among customers as a quality provider of management and customer support services and, to a lesser extent, on the basis of price, opportunities to obtain customers are limited by our financial resources and other assets. In this regard, many of the companies and other organizations with which we are in competition are established and have far greater financial resources, substantially greater experience and larger staffs that do we. Additionally, many of such organizations have proven operating histories, which we lack. We have experienced, and expect to continue to experience, strong competition from both such well-established companies and small independent companies like us. There can be no assurance that we will be successful in raising additional capital and/or realizing profits from operations. In addition, our business may be subject to decline because of generally increasing costs and expenses of doing business, thus further increasing anticipated competition. Additionally, we anticipate that there may be significant technological advances in the future and we may not have adequate creative management and resources to enable us to take advantage of such advances. The effects of any such technological advances on us, therefore, cannot be presently determined.

Regulatory Background
---------------------

Our operations are expected to be affected by numerous federal, state and provincial laws. We intend to operate in material compliance with all applicable provincial, state and federal regulations. However, there can be no assurance that a failure to comply with applicable regulations will not have a material adverse effect on us. Currently, we are subject to the provisions of the Residential Tenancies Act for Saskatchewan where all of the properties which we currently manage are located. This legislation sets out rights for landlords and tenants in respect of all aspect of the residential tenancy. We are particularly affected in the areas of the collection of rents, damage deposits and evictions. We intend to operate in compliance with all such applicable laws.

Disclosure
----------

We are a reporting company and therefore will be filing forms 10-QSB quarterly reports and forms 10-KSB annual reports with the SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and/or obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we intend to be an electronic filer and as such, all items filed by us are available through an Internet site maintained by the SEC which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which site is available at http://www.sec.gov.

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REGISTRATION STATEMENT                                                  PAGE 14

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview
--------

We have received a going concern opinion from our auditors because we have not generated sufficient revenues since our inception to cover our expenses and are therefore sustaining losses. Our revenues began on November 1, 2001. Our deficit as of March 31, 2002 was $256 and as of September 30, 2002, it was $3,856. The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

From the date of our incorporation on June 15, 2001 to the date of this registration statement, we have been a development stage company that had revenues. Our operating activities during this period consisted primarily of conducting research, entering into Property Management Contracts and acquiring equipment to fulfill our duties under the Property Management Contracts.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles. We have expensed all development expenses related to the establishment of the company.

Our operating expenses are classified into six categories:

     -    Salaries
     -    Professional Fees
     -    Rent
     -    Depreciation
     -    Advertising
     -    Other Administrative Expenses

Salaries consist of $2,700 in fees paid to employees, directors and consultants either by way of money and or stock compensation from our inception to March 31, 2002 and $6,600 from our inception to September 30, 2002.

Professional Fees consists primarily of our accounting, audit fees and legal fees that amounted to $5,440 from our inception to March 31, 2002 and $5,440 from inception to September 30, 2002.

Rent refers to rent paid or booked as being due in respect of the office space provided to us by Mr. Shawn Erickson and the storage space provided to us by Mr. Rory Erickson, both of which amounted to $1,050 from our inception to March 31, 2002 and $1,800 from our inception to September 30, 2002.

Depreciation has been provided in amounts sufficient to recover asset costs over their estimated useful lives. The equipment used in operations is being depreciated in a Straight Line method over five years. Our equipment has been depreciated by $43 from our inception to September 30, 2002.

Advertising refers to amounts expended by us on behalf of property owners to advertise their properties for rent in local newspapers. From our inception to March 31, 2002, we expended $37 and $37 from our inception to September 30, 2002.

Other Administrative Expenses refers to our office supplies, telephone expenses, bank charges and corporate filing fees with the State of Colorado, which amounted to $1,069 from our inception to March 31, 2002 and $1,136 to September 30, 2002.

We cannot perform a period-to-period comparison of our historical operating results as this is our first year of operation. Our prospects must be considered highly speculative in light of the risks, expenses and difficulties frequently experienced by companies in early stages of development, particularly companies in rapidly evolving markets like ours.


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REGISTRATION STATEMENT                                                  PAGE 15

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


Results of Operations
---------------------

We lost $256 from our incorporation to March 31, 2002 and $3,856 to September 30, 2002. This loss is attributed to the costs incurred to set up our corporate structure, establish bank accounts, pay professional fees, to pay salaries, to acquire equipment, and to establish office space for our operations.

We do not expect our salary expenses to increase next year but expect them to remain at the current level.

We anticipate that professional fees will increase in the future for several reasons. Our audit fees will increase in the future because we anticipate becoming a reporting company and filing the requisite quarterly and annual reports with the Securities and Exchange Commission. We are also optimistic that our business activities will increase, which will require auditing procedures over a greater transaction base. In addition, legal fees payable are expected to increase next year as we incur expenses to prepare registration statements. We estimate that our professional fees will be approximately $15,000.

We do not expect our rent expenses to increase next year but expect them to remain at the current level.

We do not expect our depreciation expense to increase in the next year but expect it to remain at the current level.

We expect our advertising expense to increase as we intend to enter into a greater number of Property Management Contracts in the coming year. As such we estimate that our advertising expense may increase to approximately $500.

We do not expect our other administrative expenses to increase in the next year and expect them to remain the same.

Due to the foregoing factors, our operating results are difficult to forecast. You should evaluate our prospects in light of the risk, expenses and difficulties commonly encountered by comparable development-stage companies in rapidly evolving markets. We cannot assure you that we will successfully address such risks and challenges. In addition, even though we have an operational business with revenues, we cannot assure you that our revenues will increase or that we will become profitable in the future.

Plan of operations
------------------

During the next twelve months, we intend to continue to make efforts to increase the number of properties under Property Management Agreements. We intend to commence some marketing of our services to achieve create more awareness of our services with a view to expanding our business. We currently have two part-time employees, one of whom is our President, working on these items, as well as managing our daily administrative functions.

We have a revenue stream presently which we hope to increase in the next twelve months. In addition, we raised $13,250 in gross offering proceeds from the recently completed Rule 506 offering. We expect that we will be able to successfully operate for the next twelve months based on our cash on hand, the current and anticipated revenue stream. We estimate that, at our current level of expenses, we will require approximately $20,000 to operate at our current levels for the next twelve months. Since we have cash on hand of approximately
$15,000 and revenues each month of approximately $750 per month (exclusive of additional Property Management Contracts expected to be signed in the next twelve months), we feel that we have sufficient funds to operate for, at least, the next twelve months, regardless of whether our business expands through the signing of additional Property Management Contracts. We cannot predict with certainty what level of revenues we can expect over the next twelve months.

Liquidity and Capital Resources
-------------------------------

Since the date of our incorporation, we have raised $13,250 though private placements of our common shares. In addition, our revenues commenced on November 1, 2001.

Our operating activities have produced cash resources of approximately $2,160 for the period from incorporation to March 31, 2002 and $2,364 from our inception to September 30, 2002. Our positive operating cash flow resulted


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REGISTRATION STATEMENT                                                  PAGE 16

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


primarily from an increase in accounts receivable and uses of funds have included activities to establish our business, to acquire equipment and in the payment of salaries, rents, professional fees and Other administrative expenses.

As at March 31, 2002, we had cash and cash equivalents of $2,230 and $2,434 as of September 30, 2002. When combined with our current revenues, anticipated revenues and the funds raised from the private placement ($11,300), we anticipate having sufficient funds to successfully operate for the next twelve months.

If cash generated from operations is insufficient to meet our long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements. Additionally funding may not be available on favorable terms or at all.

Description of Property
-----------------------

We maintain our executive offices at the residence of the President and CEO, Mr. Shawn Erickson. These offices are located at 1473 Richardson Avenue, Los Altos California, USA, 94024 and the telephone number is (408) 640-8918. We also maintain storage space for our equipment on a monthly basis at Mr. Rory Erickson's residence located at 3540 Albert Street, Regina, Saskatchewan, Canada, S4S 3P5. We anticipate the continued utilization of these offices until such time, if ever, as we obtain sufficient funding from debt and/or equity financing and/or generate a level of earnings sufficient, in our determination, to enable us to obtain other office space. The space currently occupied by us is expected to be adequate to meet our needs for the foreseeable future.

Certain Relationships and Related Transactions
----------------------------------------------

We intend that any transactions between us and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date, several related party transactions have taken place.

On July 1, 2001, we issued and issued 6,000,000 common voting shares of the common stock at $0.0001 per share to Mr. Shawn Erickson in consideration for services rendered to the Company, which were valued at $600. At the time of the issuance, the Board valued the transaction at the fair value of the services rendered, which amounted to $600. On the transaction date, the Company's stock had no reliable fair value. The sum of $600 is included in the accompanying financial statements as stock-based compensation expense. These shares are restricted securities and may be sold only in compliance with Rule 144 of the Securities Act of 1933, as amended.

Since the date of incorporation, Mr. Erickson has incurred expenses related to and on behalf of Bangla. To September 30, 2001, these sums, which total $2,316, have been recorded as equity contributed by Mr. Erickson as Paid in Capital.

On January 21, 2003, Mr. Erickson entered into share purchase agreements with Mr. Granados and Mr. Christian whereby he transferred 1,500,000 shares of his common stock in the Company to each of them at $0.0001 per common share.

Two of the fifteen residential properties under Management by us are owned by Mr. Erickson, the President, CEO, Director and controlling shareholder of Bangla. Despite the fact that these agreements were not negotiated at arm's length, the basic form of the agreements are identical to that of the Property Management Agreements relating to the properties managed by us that were negotiated at arm's length with unaffiliated persons. Further, we receive the identical management fee (i.e., $50.00 per month) for the management services performed for the properties owned by Mr. Erickson as we receive from unaffiliated owners of properties under management by us.

The President, Mr. Shawn Erickson, provided office space to the Company at no charge for all periods presented. The office space was valued at $100.00 per month and is included in the accompanying financial statements as rent expense with a corresponding credit to accounts payable. The General Manager, Rory Erickson, provided storage space to the Company at no charge from January 1, 2002 to the present. The storage space is valued at $50.00 per month and is included in the accompanying financial statements as rent expense with a corresponding credit to accounts payable.


--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 17

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


Executive Compensation
----------------------

The following table sets forth the salaries and directors' fees we expect to pay to our executives on an annual basis.

                                                             Directors'      Stock based
Person                   Position               Salary          fees         Compensation
------------------   ----------------        ------------   ------------   ----------------   ----------------
Shawn Erickson       President, Chief           $0.00          $0.00           $600(1)             $0.00
                     Executive Officer,
                     Treasurer, Secretary,
                     Principal Financial
                     Officer, Principal
                     Accounting Officer
                     and Director

Edward Granados      Director,                  $0.00          $0.00          $0.00                $0.00

Mark Christian       Director                   $0.00          $0.00          $0.00                $0.00

We currently have three directors, Shawn Erickson, Edward Granados and Mark Christian.

(1) Mr. Erickson received 6,000,000 of our common shares as compensation for services rendered to us up to June 30, 2001 which were valued at $600.

We intend to do one, or a combination of the following, to compensate our employees, officers and directors so that they are retained and so that we can attract qualified personnel as we deem appropriate:

     - Develop a stock option plan and have our employees, officers and directors opt in to the plan at their choosing; and/or
     -    Issue shares to our employees, officers and directors.

We do not have an audit committee, nor do we have a compensation committee.

Additional Information
----------------------

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement of Form SB-2 covering the common shares being sold in this offering. We have not included in this prospectus all of the information contained in the registrations statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.


--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 18

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


Transfer Agent and Registrar
----------------------------

The registrar and transfer agent for our common shares is Corporate Stock Transfer, Inc. whose address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado, 80209.

Representations
---------------

(begin boldface)
No finder, dealer, sales person or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.
(end boldface)







































--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 19

FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS





                        BANGLA PROPERTY MANAGEMENT, INC.

                              FINANCIAL STATEMENTS

                                      with

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



                                                                       Page
                                                                       ----

Report of Independent Certified Public Accountants                     F-2

Financial Statements:

     Balance Sheets                                                    F-3

     Statements of Operations                                          F-4

     Statement of Stockholders' Equity                                 F-5

     Statements of Cash Flows                                          F-6

     Notes to Financial Statements                                 F-7 to F-12

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 20

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------



Board of Directors
Bangla Property Management, Inc.

     We have audited the accompanying balance sheets of Bangla Property Management, Inc. (a Development Stage Company) as of September 30, 2002 and March 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the six months ending September 30, 2002, for the period from June 15, 2001 (Date of Inception) through March 31, 2002, and for the period from June 15, 2001 (Date of Inception) through September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bangla Property Management, Inc. (a Development Stage Company) as of September 30, 2002 and March 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the six months ending September 30, 2002, for the period from June 15, 2001 (Date of Inception) through March 31, 2002, and for the period from June 15, 2001 (Date of Inception) through September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company has limited working capital and continued operating losses, which raise substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033
December 24, 2002

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 21

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                                 Balance Sheets
                                 --------------

                                     ASSETS
                                                   September 30,         March 31,
                                                        2002                2002
                                                  ----------------    ----------------
CURRENT ASSETS
   Cash                                           $        2,434      $        2,230
                                                  ----------------    ----------------
     Total current assets                                  2,434               2,230

PROPERTY AND EQUIPMENT
   Maintenance equipment, net of $43
     accumulated depreciation at September 30                387                 430
                                                  ----------------    ----------------
       Total property and equipment                          387                 430

       Total assets                               $        2,821      $        2,660
                                                  ================    ================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                        2,850                  --
   Accounts payable, related parties                         910                  --
                                                  ----------------    ----------------
       Total current liabilities                           3,760                  --

SHAREHOLDERS' EQUITY (DEFICIT)
Common shares, 100,000,000 shares of no par
   value authorized, 6,000,000 shares issued
   and outstanding                                         2,916               2,916
Accumulated deficit in the development stage              (3,855)               (256)
                                                  ----------------    ----------------
       Total shareholders' equity (deficit)                 (939)              2,660

       Total liabilities and shareholders'
         equity (deficit)                         $        2,821      $        2,660
                                                  ================    ================















              The accompanying notes to financial statements are an
                        integral part of this statement.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 22

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                            Statements of Operations
                            ------------------------

                                                          June 15, 2001       June 15, 2001
                                                             (Date of            (Date of
                                        Six Months          Inception)          Inception)
                                          Ending             through             through
                                      September 30,         March 31,         September 30,
                                           2002                2002                2002
                                     ----------------    ----------------    ----------------
REVENUES:

Property management fees             $        3,900      $        2,700      $        6,600

EXPENSES:
   Salaries                                   1,200                 800               2,000
   Professional fees                          5,440                  --               5,440
   Rent                                         750               1,050               1,800
   Depreciation                                  43                  --                  43
   Advertising                                   --                  37                  37
   Other administrative expenses                 66               1,069               1,136
                                     ----------------    ----------------    ----------------
     Total expenses                           7,499               2,956              10,456
                                     ----------------    ----------------    ----------------

Net (loss) from operations                   (3,599)               (256)             (3,856)

Net (loss)                           $       (3,599)     $         (256)     $       (3,856)
                                     ================    ================    ================

Net (loss) per common share          $          *        $          *        $          *
                                     ================    ================    ================

Weighted average shares
    outstanding
                                          6,000,000           6,000,000           6,000,000
                                     ================    ================    ================

* Less than $0.01 per share

















              The accompanying notes to financial statements are an
                        integral part of this statement.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 23

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                        Statement of Shareholders' Equity
                        ---------------------------------

                                        Common              Common            Accumulated         Shareholders'
                                        Shares              Stock              (Deficit)              Equity
                                   ----------------    ----------------    ------------------    ----------------

Stock issued July 2001                  6,000,000      $          600      $             --      $          600

Accounts payable
assumed by shareholder March 31, 2002          --               1,816                    --               1,816

Cash contributed
by shareholder                                 --                 500                    --                 500

Net loss for the period
ending March 31, 2002                          --                  --                  (256)               (256)
                                   ----------------    ----------------    ------------------    ----------------

Balance March 31, 2002                  6,000,000      $        2,916      $           (256)     $        2,660
                                   ----------------    ----------------    ------------------    ----------------

Net loss for the
period ending
September 30, 2002                             --                  --                (3,599)             (3,599)
                                   ----------------    ----------------    ------------------    ----------------

Balance
September 30, 2002                      6,000,000      $        2,916      $         (3,855)     $         (939)
                                   ================    ================    ==================    ================

























              The accompanying notes to financial statements are an
                        integral part of this statement.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 24

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                            Statements of Cash Flows
                            ------------------------

                                                                           June 15, 2001       June 15, 2001
                                                                              (Date of            (Date of
                                                         Six Months          Inception)          Inception)
                                                           Ending             through             through
                                                       September 30,         March 31,         September 30,
                                                            2002                2002                2002
                                                      ----------------    ----------------    ----------------

Cash flows from operating activities:
   Net (loss)                                         $       (3,599)     $         (256)             (3,855)
   Reconciling adjustments -
     Depreciation                                                 43                  --                  43
     Common stock issued for services                             --                 600                 600
     Accounts payable assumed by
       shareholder                                                --               1,816               1,816
   Changes in operating assets:
     Accounts Payable                                          3,760                  --               3,760
                                                      ----------------    ----------------    ----------------
Net cash provided by operating activities                        204               2,160               2,364

Cash flows from investing activities:
   Purchase of equipment                                                            (430)               (430)
                                                      ----------------    ----------------    ----------------
Net cash (used) by investing activities                                             (430)               (430)

Cash flows from financing activities:
   Cash received for paid-in capital                                                 500                 500
                                                      ----------------    ----------------    ----------------
Net cash provided by financing activities                                            500                 500
                                                      ----------------    ----------------    ----------------

Net increase in cash                                             204               2,230               2,434

Cash, beginning of period                                      2,230                  --                  --
                                                      ----------------    ----------------    ----------------

Cash, end of period                                   $        2,434      $        2,230               2,434
                                                      ================    ================    ================


Supplementary disclosure of cash flow information:
   Cash paid during period for interest                           --                  --                  --
   Cash paid during period for income
     taxes                                                        --                  --                  --
                                                      ================    ================    ================

Supplemental disclosure of noncash investing and
 financing activities:
   Common stock issued for services                               --                 600                  --
   Accounts payable assumed by shareholder                        --               1,816                  --








              The accompanying notes to financial statements are an
                        integral part of this statement.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 25

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                         Notes to Financial Stataements
          June 14, 2001 (date of inception) through September 30, 2002
          ------------------------------------------------------------


Note 1 - Summary of Significant Accounting Policies
---------------------------------------------------

This summary of significant accounting policies of Bangla Property Management, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements. The financial statements are stated in United States of America dollars.

Organization and Description of Business
----------------------------------------

The Company was incorporated in the State of Colorado on June 15, 2001.

The Company is in the residential property management business and may expand its services to cover commercial property. The Company currently offers the following general areas of service to existing and potential customers: new tenant placement services, month-to-month tenant management services for existing tenants, re-lease arrangements for existing tenants, tenant fee collection and eviction service, and exterior maintenance.

To date, the Company's revenue has resulted from the management of thirteen residential properties. The properties currently being managed are located in Saskatchewan, Canada.

Revenue Recognition
-------------------

Revenues are recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." Under SAB 101, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

The Company's revenues are derived principally from management fees, collection fees, and other related charges. Revenue is recognized when services have been performed and billed.

Use of Estimates
----------------

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 26

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                         Notes to Financial Stataements
          June 14, 2001 (date of inception) through September 30, 2002
          ------------------------------------------------------------


Earnings (Loss) Per Share
-------------------------

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period.

Estimated Fair Value of Financial Instruments
---------------------------------------------

The carrying value of accounts payable, and other financial instruments reflected in the financial statement approximates fair value due to the short-term maturity of the instruments.

Comprehensive Income
--------------------

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". SFAS 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The company currently has no components of comprehensive income other than net income (loss).

Income Taxes
------------

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Valuation of Long-Lived Assets
------------------------------

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Start-up Costs
--------------

The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the cost of start-up activities, including organizational costs as those costs are incurred.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 27

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                         Notes to Financial Stataements
          June 14, 2001 (date of inception) through September 30, 2002
          ------------------------------------------------------------


Other
-----

The Company's fiscal year end is March 31

The Company paid no dividends during the periods presented.

Certain comparative figures have been reclassified to conform to the current year presentation.

The Company consists of one reportable business segment.

All revenue reported is from external customers in Canada. All of the Company's assets are located in the United States, except for its' property and equipment, which is located in Canada.


Note 2 - Basis of Presentation - Going Concern
----------------------------------------------

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has insufficient working capital and is sustaining losses, and therefore may be forced to discontinue operations. This fact raises substantial doubt about the Company's ability to continue as a going concern. Management plans to raise additional capital to complete its business plan.


Note 3 - Development Stage Company
----------------------------------

Based upon the Company's business plan, it is a development stage enterprise. The Company is currently devoting most of its efforts toward raising capital, developing business and marketing strategies, and seeking residential property customers.

Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 28

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                         Notes to Financial Stataements
          June 14, 2001 (date of inception) through September 30, 2002
          ------------------------------------------------------------


Note 4 - Property and Equipment
-------------------------------

Components of property and equipment consist of:

                                                                                 Depreciation
                                                                                    Rate
                                           Accumulated           Net                 and
                             Cost          Depreciation         Amount             Method
                         -------------    ---------------    -------------    ------------------
Six months ending
September 30, 2002 -
   Maintenance                                                                  Straight Line
     equipment           $       430      $          43      $       387           5 Years

Depreciation has been provided in amounts sufficient to recover asset costs over their estimated useful lives. All components of property and equipment are being depreciated or amortized.


Note 5 - Equity
---------------

The Company issued 6,000,000 shares of its common stock during July 2001 to its sole shareholder for management services. Additional paid-in capital totaling $2,316 has been contributed, consisting of $500 in cash, the payment of incorporation costs of $766, and rent expense incurred of $1,050.

Note 6 - Income Taxes
---------------------

The Company is subject to US and Canadian federal income taxes. The Company has had no income, and therefore has paid no income tax. The Company has estimated net operating loss carryforwards ("NOL") of $3,850, of which $3,600 will expire in 2023 and $250 will expire in 2022.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from it net operating loss carryforwards. The Company's deferred tax assets are offset by an evaluation allowance due to the uncertainty of the realization of the asset. Net operating loss carryforwards may be further limited by a change in company ownership and other provisions of the tax laws.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 29

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                         Notes to Financial Stataements
          June 14, 2001 (date of inception) through September 30, 2002
          ------------------------------------------------------------


The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

                                         Estimated
             Estimated                      Tax
  Year          NOL            NOL        Benefit      Valuation     Net Tax
 Ending     Carryforward     Expires      from NOL     Allowance     Benefit
--------    ------------    ---------    ----------    ---------    ---------
  2002           250           2022           95           95           --
  2003          3600           2023          1368        1368           --
--------    ------------    ---------    ----------    ---------    ---------
 Total          3850           4045          1463        1463           --
            ============    =========    ==========    =========    =========

Taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

Canadian and US Federal income taxes at statutory rate          38%
Valuation allowance                                            (38%)
                                                             -----------
Actual income tax rate                                          --
                                                             ===========


Note 7 - Risks and Uncertainties
--------------------------------

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture. The property management business is competitive, and the Company faces competition from established companies with more resources.


Note 8 - Commitments and Contingencies (Related parties)
--------------------------------------------------------

The Company has entered into two office rental agreements for renting office space in California commencing July 1, 2001 through June 30, 2003 from its President for $100 per month and from January 1, 2002 through June 30, 2003 in Canada for $50 per month from the President's brother. The rental agreements are subject to early termination by the Company provided notice and required rental payments are made.

Future base rent commitments during the years ended March 31 under these lease agreements are summarized as follows:

                              2003     $ 1,800
                              2004         450

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 30

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)

                         Notes to Financial Stataements
          June 14, 2001 (date of inception) through September 30, 2002
          ------------------------------------------------------------


Note 9 - Related Party Transactions
-----------------------------------

The Company has property management contracts with its president for three properties. Income from these contracts was $900 for the six months ended September 30, 2002, for which there is no amount due at March 31, 2002 and September 30, 2002.

Accounts payable, related parties, consists of monies advanced to the Company by its President and his brother. The advances have no specific payment terms or interest rates.

--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 31

                        BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------


PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation state as follows:

"8. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by laws.

     (a) INDEMNIFICATION. The corporation shall indemnify, to the maximum extent permitted by Colorado law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by Colorado law to purchase and maintain insurance providing such indemnification.

     (b) LIMITATION ON DIRECTOR'S LIABILITY. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for any breach, act, omission or transaction as to which the Colorado Business Corporation Act (as in effect from time to time) prohibits expressly the elimination or limitation of liability. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person."

Our Bylaws state that we shall, to the maximum extent permitted by Colorado law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Colorado Corporation law.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

SEC Filing Fee                                              $     33.70
Printing Engraving Expenses                                 $    500.00
Legal Fees and Expenses                                     $  2,500.00
Accounting and Audit Fees                                   $  6,000,00
Total                                                       $  9,033.70


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     (a)  Securities issued and sold:

1. On July 1. 2001, we issued and issued 6,000,000 common voting shares of the common stock at $0.0001 per share to Mr. Shawn Erickson in consideration for services rendered to the Company, which were valued at $600. At the time of the issuance, the Board valued the transaction at the fair value of the services


--------------------------------------------------------------------------------
REGISTRATION STATEMENT                                                  PAGE 32

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


rendered, which amounted to $600. On the transaction date, the Company's stock had no reliable fair value. The sum of $600 is included in the accompanying financial statements as stock-based compensation expense. Mr. Erickson holds a number of our offices including President and is a resident of the United States. This issuance was made to White Sands, Inc., which is beneficially owned by Mr. Erickson and no direct selling efforts were made in the United States. This offering was made pursuant to Regulation S of the Securities Act of 1933, as amended.

2. On January 21, 2003, Mr. Erickson, through White Sands, Inc., entered into share purchase agreements with each of Mr. Granados and Mr. Christian whereby he transferred 1,500,000 shares of his common stock in the Company to each of them at $0.0001 per common share.

3. Between January 1, 2003 and January 29, 2003, pursuant to Rule 506 of Regulation "D", we accepted subscription agreements from certain investors to purchase 1,325,000 of our common shares, at a purchase price of $0.01 per common share for total gross proceeds to us of $13,250. All of the purchasers of shares were residents of the United States and each purchaser was, either accredited or we reasonably believed had such knowledge and experience in financial and business matters that each was capable of evaluating the merits and risks of their investment. Each of theses sales of securities were made within the United States and no directed selling efforts were made in the United States. All investors were personally known by one or more of the Directors.

Name                    Residency                   Shares         Proceeds
----------------------------------------------------------------------------
Terry Larson         San Mateo, California          50,000          $   500
Scott Parker         San Jose, California          100,000          $ 1,000
Chris Walsh          Elk Grove, California          10,000          $   100
Rick Rooney          San Jose, California           10,000          $   100
Greg Evans           San Ramon, California          50,000          $   500
Nelson Ordonez       San Mateo, California         100,000          $ 1,000
Jacquie Frederick    Redwood City. California       50,000          $   500
Pamela Giacosa       San Carlos, California         50,000          $   500
Robert Ordonez       Concord, California           100,000          $ 1,000
Al Rivas             San Mateo, California          10,000          $   100
Sandy Davis          Sacramento, California         25,000          $   250
Jason Lloyd          San Mateo, California          10,000          $   100
Daniel Ordonez       San Mateo, California          10,000          $   100
Gregory Champ        San Ramon, California         100,000          $ 1,000
Joseph Ordonez       Sacramento, California         50,000          $   500
Daniel Wiegand       San Mateo, California          50,000          $   500
Scott Mutter         Brentwood, California          50,000          $   500
Courtney Morris      Mountain View, California      10,000          $   100
Thomas Passehl       Morgan Hill, California        25,000          $   250
Michael Mara         San Jose, California           10,000          $   100
Josh Sutton          Hollister, California          50,000          $   500
John Lippold         Los Altos, California         100,000          $ 1,000
Robert Thompson      San Jose, California           10,000          $   100
Nikki Egan           Mountain View, California      10,000          $   100
Jeremy Carrol        San Jose, California           50,000          $   500
Johnny Carlin        Los Banos, California          25,000          $   250
Mark Lindberg        Mountain View, California      25,000          $   250
Michael Wheeler      San Jose, California           25,000          $   250
Mark Sandoval        Santa Clara, California        50,000          $   500
Kenneth Ross         Sunnyvale, California         100,000          $ 1,000
Susan Madonick       Capitola, California           10,000          $   100

TOTAL                                            1,325,000          $13,250

     (b)  Underwriters and Other Purchasers.
          Not Applicable



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REGISTRATION STATEMENT                                                  PAGE 33

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


     (c)  Consideration
          See (a) Above

     (d)  Exemption from Registration Claimed.


CERTIFICATIONS

I, Shawn Erickson, certify that;

1. I have reviewed this registration statement on Form SB-2 of Bangla Property Management, Inc.

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this registration statement;

3. Based on my knowledge, the financial statements, and other financial information included in this registration statement, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this registration statement;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant is made known to us by others within those entities, particularly during the period in which this registration statement is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this registration statement (the "Evaluation Date"); and

c)  presented  in  this   registration   statement  our  conclusions  about  the
effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this registration statement whether or not there were significant changes in internal controls or in other facts that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:  February 09, 2003

/s/ Shawn Erickson
---------------------------------------------
Shawn Erickson, Chief Executive Officer,
Chief Financial Officer, President & Director

*Provide a separate  certification  for each  principal  executive  officer  and




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REGISTRATION STATEMENT                                                  PAGE 34

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


principal financial officer of the registrant. See Rules 13a-14 and 15d-14. The required certification must be in the exact form set forth above.


ITEM 27.   EXHIBITS

A.   EXHIBITS

The following exhibits are attached hereto:

Exhibit
Number      Title
---------------------------------

3.1         Articles of Incorporation of Bangla Property Management, Inc.
3.2         Bylaws of Bangla Property Management, Inc.
4.1         Specimen of ordinary share certificate
5.1 Opinion of Stepp Law Group as to the validity of the securities offered herby
10.1        Material Contract - Property Management Agreement #1
10.2        Material Contract - Property Management Agreement #2
10.3        Material Contract - Property Management Agreement #3
10.4        Material contract -  Property Management Agreement #4
10.5        Material Contract - Property Management Agreement #5
10.6        Material Contract - Property Management Agreement #6
10.7        Material Contract - Property Management Agreement #7
10.8        Material Contract - Property Management Agreement #8
10.9        Material Contract - Property Management Agreement #9
10.10       Material Contract - Property Management Agreement #10
10.11       Material Contract - Property Management Agreement #11
10.12       Material Contract - Property Management Agreement #12
10.13       Material Contract - Property Management Agreement #13
10.14       Material Contract - Property Management Agreement #14
10.15       Material Contract - Property Management Agreement #15
10.16       Material Contract- Property Rental Agreement-Rory Erickson
10.17       Material Contract-Property Rental Agreement-Shawn Erickson
23.1        Consent of Miller & McCollom, Certified Public Accountants.
23.2        Consent of Stepp Law Group (specified in Exhibit 5.1)
24.1 Power of Attorney (Contained on the signature pages of this Registration Statement)
99.1        Certification of Chief Executive Officer and Chief Financial Officer

B.   FINANCIAL STATEMENT SCHEDULES

All schedules are omitted because they are not applicable or the required information is shown in out consolidated financial statements and related notes attached to this prospectus.


ITEM 28. UNDERTAKINGS

The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any Prospectus required by section 10(a)(3) of the Act;

     (ii) To reflect in this Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or


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REGISTRATION STATEMENT                                                  PAGE 35

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


               in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement.
(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h), under the Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.
(5) For determining any liability under the Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shawn Erickson his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 12, 2003.

SIGNATURE                                    TITLE

/s/  Shawn Erickson                          President, Chief Executive Officer,
------------------------                     Principal Financial Officer,
                                             Principal Accounting Officer,
                                             Secretary, Treasurer and Director

/s/  Edward Granados                         Director
------------------------



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REGISTRATION STATEMENT                                                  PAGE 36

                        BANGLA PROPERTY MANAGEMENT, INC.
                          (A Development Stage Company)


/s/ Mark Christian                           Director
------------------------


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Altos, California on February 12, 2003.


BANGLA PROPERTY MANAGEMENT, INC.

/s/  Shawn Erickson                          President, Chief Executive Officer,
------------------------                     Principal Financial Officer,
                                             Principal Accounting Officer,
                                             Secretary, Treasurer and Director

/s/  Edward Granados                         Director
------------------------

/s/ Mark Christian                           Director
------------------------


































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REGISTRATION STATEMENT                                                  PAGE 37